EXHIBIT "A"

1.	Identity of subsidiary banks of Star Banc Corporation

	a)	Star Bank, N.A.
		425 Walnut Street
		Cincinnati, Ohio  45202

	b)	Star Bank, N.A. Indiana
		P.O. Box 1486
		Richmond, Indiana  47374

	c)	Star Bank, N.A., Kentucky
		P.O. Box 589
		6 East Madison
		Covington, Kentucky 41012

2.	Item 4 Ownership

STAR BANC CORPORATION COMMON STOCK
Held by affiliate bank trust departments as of 12/31/93.

                          Total Shares             Sole      Shared      Sole       Shared
                          Beneficially  Percent   Voting     Voting   Investment  Investment
        Bank                 Owned      ofClass  Authority  Authority  Authority   Authority

Star Bank, N.A.            1,422,245      4.65    882,641               737,481     313,484
Star Bank, N.A.- Kentucky     86,388      0.28     67,990               112,935           0
Star Bank, N.A.- Indiana     145,047      0.48    145,047                46,118      32,112
Total                      1,653,680      5.41  1,095,678               896,534     345,596